UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 19, 2024

Aptiv PLC

(Exact name of registrant as specified in its charter)

Jersey	000-56716	98-1824200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Spitalstrasse 5

8200 Schaffhausen, Switzerland

+41 52 580 96 00

(Address of Principal Executive Offices, Including Zip Code)

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.01 par value per share	APTV	New York Stock Exchange
1.600% Senior Notes due 2028	APTV	New York Stock Exchange
4.350% Senior Notes due 2029	APTV	New York Stock Exchange
4.650% Senior Notes due 2029	APTV	New York Stock Exchange
3.250% Senior Notes due 2032	APTV	New York Stock Exchange
5.150% Senior Notes due 2034	APTV	New York Stock Exchange
4.250% Senior Notes due 2036	APTV	New York Stock Exchange
4.400% Senior Notes due 2046	APTV	New York Stock Exchange
5.400% Senior Notes due 2049	APTV	New York Stock Exchange
3.100% Senior Notes due 2051	APTV	New York Stock Exchange
4.150% Senior Notes due 2052	APTV	New York Stock Exchange
5.750% Senior Notes due 2054	APTV	New York Stock Exchange
6.875% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2054	APTV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 19, 2024, Aptiv Swiss Holdings Limited (“Aptiv Swiss Holdings”), a wholly owned subsidiary of Aptiv PLC, merged (the “Merger”) with and into Aptiv Irish Holdings Limited (f/k/a Aptiv PLC) (“Aptiv Irish Holdings”), a wholly owned subsidiary of Aptiv PLC, with Aptiv Swiss Holdings surviving the Merger, pursuant to the Merger Agreement (the “Agreement”) dated November 4, 2024 between Aptiv Irish Holdings and Aptiv Swiss Holdings. The Merger was approved by shareholders of Aptiv Irish Holdings at an extraordinary general meeting of shareholders held on December 2, 2024.

In connection with the Merger, Aptiv Swiss Holdings entered into the Thirteenth Supplemental Indenture (the “Thirteenth Senior Supplemental Indenture”), dated as of December 19, 2024, by and among Aptiv Swiss Holdings, as successor issuer, Aptiv Global Financing Designated Activity Company and Aptiv Corporation, as obligors, and Aptiv PLC, as guarantor, Wilmington Trust, National Association, as trustee (the “Trustee”) and Deutsche Bank Trust Company Americas, as registrar, paying agent and authenticating agent (the “Agent”) pursuant to which Aptiv Swiss Holdings assumed, as successor issuer, the obligations of Aptiv Irish Holdings with respect to all the outstanding senior notes previously issued by Aptiv Irish Holdings under the Senior Indenture, dated as of March 10, 2015, as amended from time to time, by and among Aptiv Irish Holdings, the guarantors party thereto, the Trustee and the Agent: €500 million principal amount of 1.60% Euro-denominated Senior Notes due 2028, $300 million principal amount of 4.35% Senior Notes due 2029, $550 million principal amount of 4.65% Senior Notes due 2029, $800 million principal amount of 3.25% Senior Notes due 2032, $550 million principal amount of 5.15% Senior Notes due 2034, €750 million principal amount of 4.25% Euro-denominated Senior Notes due 2036, $300 million principal amount of 4.40% Senior Notes due 2046, $350 million principal amount of 5.40% Senior Notes due 2049, $1,500 million principal amount of 3.10% Senior Notes due 2051, $1,000 million principal amount of 4.15% Senior Notes due 2052 and $550 million principal amount of 5.75% Senior Notes due 2054 (collectively, the “Senior Notes”).

In addition, in connection with the Merger, Aptiv Swiss Holdings entered into the Third Supplemental Indenture (the “Third Subordinated Supplemental Indenture”), dated as of December 19, 2024, by and among Aptiv Swiss Holdings, as successor issuer, Aptiv Global Financing Designated Activity Company, as co-obligor, Aptiv PLC and Aptiv Corporation, as guarantors, the Trustee and the Agent pursuant to which Aptiv Swiss Holdings assumed, as successor issuer, the obligations of Aptiv Irish Holdings with respect to the outstanding $500 million principal amount of 6.875% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2054 (the “Subordinated Notes”) previously issued by Aptiv Irish Holdings and Aptiv Global Financing Designated Activity Company under the Subordinated Indenture, dated as of September 13, 2024, as amended from time to time, by and among Aptiv Irish Holdings, the guarantors party thereto, the Trustee and the Agent.

The Thirteenth Senior Supplemental Indenture and the Third Subordinated Supplemental Indenture are filed herewith as Exhibits 4.1 and 4.2, respectively, and the foregoing summaries are qualified in their entirety by reference to Exhibits 4.1 and 4.2.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit Number	Description

	4.1	Thirteenth Supplemental Indenture, dated as of December 19, 2024, among Aptiv Swiss Holdings Limited, as successor issuer, Aptiv Corporation, Aptiv Global Financing Designated Activity Company, Aptiv PLC (formerly known as Aptiv Holdings Limited), Wilmington Trust, National Association, as the Trustee, and Deutsche Bank Trust Company Americas, as Registrar, Paying Agent and Authenticating Agent, with respect to the Senior Notes

	4.2	Third Supplemental Indenture, dated as of December 19, 2024, among Aptiv Swiss Holdings Limited, as successor issuer, Aptiv Global Financing Designated Activity Company, Aptiv Corporation, Aptiv PLC (formerly known as Aptiv Holdings Limited), Wilmington Trust, National Association, as Trustee, Deutsche Bank Trust Company Americas, as Registrar, Paying Agent and Authenticating Agent, with respect to the Subordinated Notes

	104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2024	APTIV PLC

	By:	/s/ Katherine H. Ramundo
Katherine H. Ramundo
Executive Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary

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